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                                                                   EXHIBIT 23


         Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Genentech, Inc. Tax Reduction Investment Plan of our report dated May 31, 2001, with respect to the financial statements and supplemental schedule of the Genentech, Inc. Tax Reduction Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                            ERNST & YOUNG LLP



Palo Alto, California
June 15, 2001